United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 20, 2009

Date of Report

[Date of Earliest Event Reported]

TC X CALIBUR, INC.

(Exact name of issuer as specified in its charter)

Nevada	33-29139	87-0474017
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4685 S. Highland Drive, Suite #202

Salt Lake City, Utah 84117

(Address of Principal Executive Offices)

(801) 278-9424

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2009, Thomas J. Howells (“Howells”) tendered his resignation as a director and the Secretary and Treasurer of the Company, effective as of January 20, 2009, for personal reasons and there are no disagreements with the Company. The Company accepted this resignation and elected Jason Jenson as a director and Secretary and Treasurer to fill the vacancy. No compensation has been set for Mr. Jenson’s services as an officer and director.

Jason Jenson

Mr. Jenson is 33 years of age. Mr. Jenson graduated in 1997 from the University of Utah with a bachelors of administration. From 2002 to present, Mr. Jenson has been owner and President of Highmark Enterprises, a Salt Lake City, Utah, construction company. During the past five years Mr. Jenson has served on the following publicly traded companies; from September 1994 to May 2006 he served as the Treasurer, Secretary and Chief Financial Officer of Lentec Imaging, Inc., a Nevada corporation, until it became RTO Holdings and is now Orion Ethanol; Mr. Jenson also served as Secretary and a Director for Formula Footwear, a Utah corporation, from March 1999 until April 2004 when it became VSUS Technologies; Mr. Jenson served as Secretary and a Director for Centroid Consolidate Mines, Inc., a Nevada corporation, from May 1999 to July 2004, at which time it became Egene, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TC X CALIBUR, INC.

Date:	January 26, 2009	By:	/s/ Travis T. Jenson
Travis T. Jenson
President and Director